UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 26, 2016, Adamis Pharmaceuticals Corporation (the “Company”) completed a private placement financing transaction (the “Transaction”). Pursuant to a Purchase Agreement (the “Purchase Agreement”) and a registration rights agreement, we issued 1,183,432 shares of a new series of preferred stock, Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred”), and warrants (“Warrants”) to purchase up to 1,183,432 shares of the Company’s Common Stock and/or Series A-1 Preferred (“Warrant Shares”), and received gross cash proceeds of approximately $5,000,000, excluding transactions costs, fees and expenses. The shares of Series A-1 Preferred and Warrants were sold in units, with each unit consisting of one share and one Warrant, at a purchase price of $4.225 per unit. The Series A-1 Preferred is convertible into shares of the Company’s Common Stock (the “conversion shares”), at an initial conversion rate of 1-for-1, at any time at the discretion of the investor. The exercise price of the Warrants is $4.10 per share, and the Warrants are exercisable for five years. The purchasers included a small number of related institutional investors. The rights, preferences, privileges, and restrictions applicable to the Series A-1 Preferred are similar to those of the Company’s Series A Preferred, which the Company issued to a small number of related institutional investors in an August 2014 private placement transaction.

The Series A-1 Preferred was established pursuant to a Certificate of Designation filed with the Delaware Secretary of State. Some of the rights, preferences, privileges, and restrictions applicable to the Series A-1 Preferred are described below.

Conversion. Each share of the Series A-1 Preferred is convertible into Common Stock at an initial conversion rate of 1-for-1. The conversion rate of the Series A-1 Preferred is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions. The Series A-1 Preferred automatically converts into common stock upon the occurrence of certain “Fundamental Transactions” as described below.

Dividends. In addition to stock dividends or distributions for which proportionate adjustments will be made, holders of Series A-1 Preferred are entitled to receive dividends on shares of Series A-1 Preferred equal, on an as-if-converted-to-Common-Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends are payable on shares of Series A-1 Preferred.

Voting Rights. Except as provided in the Certificate of Designation or as otherwise required by law, the holders of Series A-1 Preferred are entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, with respect to all matters presented to the stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of Common Stock into which the Series A-1 Preferred held by such holder is convertible, after taking into account the Beneficial Ownership Limitation described below. The Company may not, without the consent of holders of a majority of the outstanding shares of Series A-1 Preferred, alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred or alter or amend the Certificate of Designation.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series A-1 Preferred are entitled to receive, pari passu with the holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series A-1 Preferred been converted into Common Stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation.

Beneficial Ownership Limitation. The Company may not effect any conversion of the Series A-1 Preferred, and a holder does not have the right to convert any portion of the Series A-1 Preferred or exercise a Warrant held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion or such exercise of the Warrant, such holder would beneficially own in excess of the holder Beneficial Ownership Limitation, or such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the Affiliates Beneficial Ownership Limitation. The “holder Beneficial Ownership Limitation” is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series A-1 Preferred, or upon exercise of the Warrant, held by the applicable holder. The “affiliates Beneficial Ownership Limitation” is 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A-1 Preferred, or upon exercise of the Warrant, held by the applicable holder and its affiliates (the holder Beneficial Ownership Limitation together with the affiliates Beneficial Ownership Limitation collectively referred to as the “Beneficial Ownership Limitation”). The holder has the authority to determine whether the foregoing restrictions will limit any conversion or exercise, the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. In addition, a holder may, with 61 days prior notice to the Company, or immediately upon notice from the holder to the Company at any time after the public announcement or other disclosure of a Fundamental Transaction, elect to increase or decrease or remove one or both of the holder Beneficial Ownership Limitation and the affiliates Beneficial Ownership Limitation; provided, however, that in no event may either the holder Beneficial Ownership Limitation or the affiliate Beneficial Ownership Limitation be 20.00% or greater.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of Common Stock upon conversion of the Series A-1 Preferred within the time period specified in the Certificate of Designation, or fails to timely deliver shares of Common Stock that are issuable upon conversion of any Warrant Shares (the “warrant conversion shares”) (generally, within three trading days after delivery of the notice of conversion), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $100 per business day (increasing to $200 per business day after the tenth business day) for each $10,000 of conversion shares or warrant conversion shares for which the Series A-1 Preferred is converted which are not timely delivered. If the Company makes such liquidated damages payments, it is not also obligated to make Buy-In payments with respect to the same conversion shares or warrant conversion shares.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the conversion shares or warrant conversion shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the conversion shares or warrant conversion shares which the holder anticipated receiving upon such conversion or exercise (a “Buy-In”), then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of conversion shares or warrant conversion shares that the Company was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series A-1 Preferred and equivalent number of conversion shares or warrant conversion shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any Common Stock equivalents pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then a holder of Series A-1 Preferred or Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of the Series A-1 Preferred or exercise of the Warrants (without regard to any limitations on conversion). If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, then a holder of Series A-1 Preferred or Warrants is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A-1 Preferred or exercise of the Warrants (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series A-1 Preferred is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person pursuant to which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation are converted into or exchanged for shares of another corporation or entity and represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, less than a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then the Series A-1 Preferred automatically converts and the holder will receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (subject to the Beneficial Ownership Limitation), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A-1 Preferred is convertible immediately prior to such Fundamental Transaction (subject to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon automatic conversion of the Series A-1 Preferred following such Fundamental Transaction.

Warrants

Exercise. The Warrants are exercisable by means of cash. However, if at any time commencing 120 days after the initial issuance date of the Warrants there is no effective registration statement registering, or no current prospectus available for the resale of, the warrant conversion shares by the holder, then a holder may also exercise a Warrant at the holder’s election, in whole or in part, at such time by means of a net exercise of the Warrant on a cashless basis.

Adjustments to Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities purchasable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events such as stock splits, combinations, reverse stock splits and similar events.

Call Provisions. Provided (i) there is an effective registration statement that covers resale of all of the Warrant conversion shares, or (ii) all of the Warrant conversion shares may be sold pursuant to Rule 144 upon cashless exercise without restrictions including without volume limitations, each such event referred to as a Trigger Condition, the Company has the option to “call” the exercise of any or all of the Warrants, referred to as a Warrant Call, from time to time by giving a Call Notice to the holder. The Company’s right to exercise a Warrant Call commences five trading days after either of the Trigger Conditions has been in effect continuously for 15 trading days. A holder has the right to cancel the Warrant Call up until the date the called Warrant Shares are actually delivered to the holder, such date referred to as the Warrant Call Delivery Date, if the Trigger Condition relied upon for the Warrant Call ceases to apply. In addition, a Call Notice may be given not sooner than 15 trading days after the Warrant Call Delivery Date of the immediately preceding Call Notice.

We may give a Call Notice only within (i) if a holder and its affiliates beneficially own 2% or less of the outstanding Common Stock, then 10 trading days after any 20-consecutive trading day period during which the daily volume weighted average price (“VWAP”) of the Common Stock is not less than 250% of the exercise price for the Warrants in effect for 10 out of such 20-consecutive trading day period, and (ii) if holder and its affiliates beneficially own more than 2% of the outstanding Common Stock, five trading days after any 30-consecutive trading day period during which the VWAP of the Common Stock is not less than 250% of the exercise price then in effect for 25 out of such 30-consecutive trading day period. During the Call Period, the holder will exercise this Warrant and purchase the Called Warrant Shares. If the holder fails to timely exercise the Warrant for a number of Warrant Shares equal to number of called Warrant Shares during the Call Period, the Company’s sole remedy will be to cancel an amount of called Warrant Shares equal to such shortfall, with the Warrant no longer being exercisable with respect to such Warrant Shares. The “Call Period” is a period of 30 trading days following the date on which the Call Notice is deemed given and effective; the Call Period will be extended for one trading day for each trading day during the Call Period during which the VWAP of the Common Stock is less than 225% of the exercise price then in effect.

Fundamental Transactions. If, at any time while the Warrants are outstanding we engage in a Fundamental Transaction, then, upon any subsequent exercise of a Warrant, the holder will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional Alternate Consideration, receivable as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such transaction. For purposes of any such exercise, the determination of the exercise price will be appropriately adjusted to apply to such Alternate Consideration.

If such a transaction is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a transaction involving a person or entity not traded on a national securities exchange or trading market, the Company or any successor entity will, at the holder’s option which shall be exercised as of the consummation of the transaction, purchase the Warrant from the holder by paying to the holder concurrently with the consummation of the transaction for each Warrant Share that would be issuable upon such exercise immediately prior to the occurrence of such transaction, the higher of (i) an amount of cash equal to the Black Scholes Value, calculated as provided in the Warrant, of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction, or (ii) the positive difference between the cash per share paid in such transaction minus the then-in-effect exercise price. The Company will cause any successor entity in a transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under the Warrant and the other transaction documents prior to such transaction.

Other

Registration. Under the transaction documents, we have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) by March 31, 2016 to register the resale of the shares of Common Stock that are issuable upon conversion of the Series A-1 Preferred and that are issuable upon conversion of the Series A-1 Warrant Shares that are issuable upon exercise of the Warrants, and to have the registration statement declared effective by May 30, 2016. The transaction documents provide for a variety of monetary penalties, which could be material, if the registration statement is not filed or declared effective by the times contemplated in the transaction documents, or does not continue to be effective and available thereafter. Each of the Company and the investors has agreed to indemnify the other party and certain affiliates against certain liabilities related to the registration statement.

Indemnification. Under the transaction documents, we agreed to indemnify, hold harmless, reimburse and defend the investors and certain related persons and entities against any claim, cost, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon the investors or any such person which results from, arises out of or is based upon (i) any breach of any representation, warranty or covenant by us in any of the transaction documents, or (ii) any action instituted against such indemnified party arising out of or resulting from the execution, delivery, performance or enforcement of the transaction documents.

Net Proceeds. We expect to use the net proceeds for general corporate purposes, which may include without limitation working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of or investments in new companies, technologies or products, payment of indebtedness or obligations, and to help prepare for the anticipated launch of the Company’s epinephrine pre-filled syringe product, if the U.S. Food and Drug Administration grants marketing approval for the product. As the Company has previously disclosed, in December 2015, the Company resubmitted its New Drug Application to the FDA under Section 505(b)(2) of the Food, Drug & Cosmetic Act for marketing approval of its epinephrine pre-filled single dose syringe (PFS) product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

Amendment to Warrants Issued in August 2014 Private Placement

The Company agreed to amend warrants previously issued to related institutional investors to purchase up to an aggregate of 1,418,439 shares of Common Stock in an August 2014 private placement transaction. The parties agreed to amend these warrants to allow such warrants to be exercisable, at the election of the holder, into either Common Stock or Series A-1 Preferred Stock. All other terms of the warrant remain unchanged.

The foregoing description of the transaction documents does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

On January 26, 2016, the Company issued a press release relating to the above transaction. The press release is filed as Exhibit 99.1 to this Report.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2016, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (the “Certificate of Designation”) designating 3,785,303 shares of the Company’s authorized preferred stock as Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred”). In connection with the transaction described in Item 1.01 above, on January 26, 2016, the Company issued an aggregate of 1,183,432 shares of Series A-1 Preferred. A summary of the material provisions of the Certificate of Designation governing the Series A Preferred is incorporated by reference from the information set forth in Item 1.01 above.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock

4.1	Form of Warrant dated January 26, 2016.

4.2	Form of Amended and Restated Warrant dated January 26, 2016.

10.1	Purchase Agreement dated as of January 26, 2016.

10.2	Amended and Restated Registration Rights Agreement dated January 26, 2016.

99.1	Press Release dated January 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: January 26, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer